                                                                     EXHIBIT 2.4



                                        Purchase of   Shares from
                                                   --             ----


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into effective as of July ___, 1998, by and between ____ ("Seller"), and TEAM, INC., a Texas corporation ("Buyer"). For the purposes of this Agreement, the Seller and the Buyer are referred to herein collectively as the "Parties."

                                  INTRODUCTION

         Climax Portable Machine Tools, an Oregon corporation (the "Company") now has a total of 24,235 shares of common stock, without par value, issued and outstanding (the "Common Stock") and the Seller now owns of record and beneficially an aggregate of __ shares of the Common Stock, all of which the Seller proposes to sell under this Agreement. For the purposes of this Agreement the __ shares of Common Stock to be sold by Seller under this Agreement shall be referred to as the "Subject Stock." Therefore, the Parties, for the purposes and considerations herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, hereby agree as follows:

                                    AGREEMENT

         1. SALE AND PURCHASE. Subject to the terms, conditions, representations, and warranties set forth in this Agreement, Seller hereby agrees to sell, at the Closing, all of its right, title and interest, at law and in equity, in and to the Subject Stock to the Buyer and the Buyer hereby agrees to purchase, at the Closing, those rights, titles, and interests to the Subject Stock from Seller.

         2.       PURCHASE PRICE AND CLOSING.

                  2.1 The purchase price to be paid to Seller by the Buyer for the Subject Stock is $____ (or approximately $298.04 per share).

                  2.2 The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Greene & Markley, P.C., The 1515 Building, Suite 600, 1515 S.W. Fifth Avenue, Portland, Oregon, or such other place as the Parties to this Agreement may mutually agree, at 9:00 a.m. on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine; provided, however, that the Closing Date shall be no later than August 31, 1998 (such date and time of Closing is herein called the "Closing Date").

                  2.3 On the Closing Date, Buyer shall pay to Seller the consideration for the purchase of the Subject Stock in cash. In exchange, the Seller will deliver the certificate or certificates evidencing the Subject Stock to Buyer, together with executed stock powers assigning and conveying the Subject Stock to Buyer, as set forth in subparagraph 2.4.

                  2.4 On the Closing Date, Seller shall deliver to Buyer the certificate or certificates evidencing the Subject Stock, duly endorsed by Seller or accompanied by appropriate stock transfer powers duly executed by Seller to Buyer. The certificate or certificates will then be presented to the Company for registration and reissuance in the name of Buyer.

         3. REPRESENTATIONS AND WARRANTIES BY SELLER. Seller hereby represents and warrants that the following is true and correct as of the date hereof and will be true and correct as of the Closing Date:

                 3.1 Seller owns good and marketable legal and beneficial title to the Subject Stock free and clear of any other liens, encumbrances, adverse claims or options of any kind or nature. No other liens, encumbrances, adverse claims or options of any kind or nature have been created by Seller or are known by Seller to exist with respect to any of the Subject Stock.

                  3.2 Seller has full legal right, power, authority, and capacity to execute, deliver and perform this Agreement, and all action requisite for the due execution, delivery and performance of this Agreement by the Seller has been duly and effectively taken.

                  3.3 This Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms.

                  3.4 The execution and delivery of this Agreement by Seller and the performance by Seller of his obligations hereunder do not and will not (i) violate any provision of any document or instrument governing or binding on Seller, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Seller is subject; (ii) result in a breach of or constitute (with due notice and/or lapse of time) a default under any indenture, contract, or other agreement to which Seller is a party; or (iii) result in the creation or imposition of any lien or encumbrance upon any properties of Seller, other than that created by this Agreement.

                  3.5 Seller's execution, and delivery of this Agreement and his performance of his obligations hereunder do not require the consent or approval of any other person, including without limitation, any tribunal, except for those that have been given, made or obtained prior to the date hereof.

         4. REPRESENTATIONS AND WARRANTIES BY BUYER. Buyer hereby represents and warrants that the following is true and correct as of the date hereof and will be true and correct as of the Closing Date:

                 4.1 Buyer has full legal right, power and authority, including full corporate power and authority, to execute, deliver and perform this Agreement, and all action requisite for the due execution, delivery and performance of this Agreement by Buyer has been duly and effectively taken.

                 4.2 This Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

                 4.3 The execution and delivery of this Agreement by Buyer and the performance by Buyer of his obligations hereunder do not and will not (i) violate any provision of Buyer's articles of incorporation or bylaws, or of any document or instrument governing or binding on Buyer, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Buyer is subject; (ii) result in a breach of or constitute (with due notice and/or lapse of time) a default under any indenture, contract, or other agreement to which Buyer is a party; or (iii) result in the creation or imposition of any lien or encumbrance upon any properties of Buyer, other than that created by this Agreement.

                 4.4 Buyer's execution, and delivery of this Agreement and his performance of his obligations hereunder do not require the consent or approval of any other person, including without limitation, any tribunal, except for those that have been given, made or obtained prior to the date hereof.

         5. REPRESENTATIONS TO SURVIVE. The Parties to this Agreement hereby agree that the representations and warranties provided in paragraphs 3 and 4 above are continuing and shall survive the Closing.

         6.      INDEMNIFICATION.

                 6.1 Seller agrees to indemnify and hold the Buyer harmless from any and all damages directly or indirectly resulting from, relating to, or arising out of any breach of or any inaccuracy in, any representation or warranty of Seller contained in Paragraph 3 or any breach or non-performance, partial or total, of any covenant or agreement of Seller contained in this Agreement.

                 6.2 Buyer agrees to indemnify and hold Seller and the Company harmless from any and all damages directly or indirectly resulting from, relating to, or arising out of any breach of or any inaccuracy in, any representation or warranty of Buyer contained in Paragraph 4 or any breach or non-performance, partial or total, of any covenant or agreement of Buyer contained in this Agreement.

         7. OTHER COVENANTS AND ASSURANCES. The Parties hereto shall take all other actions and execute all other documents that shall be necessary or appropriate to effectuate the transactions provided or contemplated in this Agreement.

         8. BUYER'S OBLIGATIONS CONDITIONAL. The obligations of the Buyer to consummate the transaction contemplated hereunder are expressly conditioned upon the Buyer acquiring, prior to or simultaneously with the Closing, 100% of the capital stock of the Company.

         9. GOVERNING LAW. This Agreement has been executed in and shall be governed by the laws of the State of Oregon.

         10. ENTIRE AGREEMENT. This Agreement (including any exhibits hereto) contains the entire understanding between the Parties hereto concerning the subject matter contained in this Agreement. There are no other representations, agreements, arrangements or understandings, oral or written between or among the Parties.

         11. AMENDMENT AND WAIVER. This Agreement may not be amended or in any way modified (nor may any of its terms be waived) except in a writing duly executed by all of the Parties to this Agreement. This provision is specifically intended to render invalid and void any alleged amendments or modifications to this Agreement based on usage of trade or the course of performance or course of dealing of the Parties hereto which have not been set forth in a writing signed by all Parties.

         12. SEVERABILITY. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

         13. BINDING EFFECT. This Agreement shall be binding on and shall inure to the benefit of the Parties hereto, and their respective heirs, personal representatives, successors and assigns.

         14. GENDER AND NUMBER. Wherever used herein, the singular number shall include the plural and vice versa, and the male gender shall include the female gender and vice versa except to the extent expressly provided otherwise or otherwise inappropriate to the meaning intended herein.

         15. CAPTIONS. The captions and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. NOTICES. Any notice or demand under this Agreement or in connection with this Agreement may be given, and shall be deemed to be given and received upon the deposit thereof, in writing in the U.S. Mail by first class mail, postage prepaid, but actual notice, however given or received, shall always be effective.

         17. EXECUTION IN COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.

Address for Notice:                       SELLER:

-------------------------------------
                                          --------------------------------------

-------------------------------------

-------------------------------------     --------------------------------------
Facsimile:
          ---------------------------


                                          BUYER:

Address for Notice:                       TEAM, INC.

         200 Hermann Drive
         Alvin, Texas 77511               By:
         Facsimile: 281/388-5583             -----------------------------------
                                               Kenneth M. Tholan, President